                                                                               EXHIBIT 23.2

CONSENT OF MILLER AND McCOLLOM,
CERTIFIED PUBLIC ACCOUNTANTS

MILLER AND McCOLLOM CERTIFIED PUBLIC ACCOUNTANTS 4350 Wadsworth Blvd., Suite 300 Wheat Ridge, CO 80033	TELEPHONE (303) 424-2020 FACSIMILE (303) 424-2828 E-MAIL: rmccollom@attglobal.net

We hereby consent to the use incorporated by reference in the Registration Statement on Form S-8 filed on or before March 25, 2005 of our report dated October 19, 2004, relating to the consolidated financial statements of Shannon International Inc. including in the annual report Form 10-KSB for the fiscal years ended June 30, 2004 and June 30, 2003 and to the reference to Miller and McCollom in the Experts section of the Prospectus contained in the Registration Statement.

/s/ MILLER AND McCOLLOM Miller and McCollom

March 24, 2005